UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

DanDrit Biotech USA, Inc. Stumpedyssevej 17, 2970 Hørsholm, Denmark +45 391 79840 (Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2017, the Board of Directors (the “Board”) of DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”) accepted the amicable resignation of Torben Bjørn Christensen as a director of the Company and appointed Henrik Grønfeldt-Sørensen to replace Mr. Christensen as a director, effective immediately.

There are no arrangements or understandings between Mr. Sørensen and any person (including the Company) pursuant to which Mr. Sørensen was appointed to serve as a director. On April 21, 2017, RS Arving ApS, an entity of which Mr. Sørensen serves as the Chief Executive Officer, purchased 500,000 shares of the Company’s common stock and 1,000,000 warrants to purchase shares of common stock for $650,000, and RS Group ApS, an entity of which Mr. Sørensen serves as the Chief Executive Officer, purchased 2,200,000 shares of the Company’s common stock and 4,400,000 warrants to purchase shares of common stock for $2,860,000 in the Company’s private placement offering more fully described in the Company’s current report on Form 8-K, filed on May 1, 2017. Other than the foregoing, there are no actual or proposed transactions between Mr. Sørensen or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director.

Mr. Sørensen does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

	By:	/s/ Eric J. Leire
	Name:	Eric J. Leire
	Title:	Chief Executive Officer

Date: October 10, 2017

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